EXHIBIT 99.5

                     CONSENT OF ROCKWOOD REALTY ASSOCIATES, L.L.C.


     We hereby consent to the use in this Registration Statement on Form S-4 of our memorandum to the Board of Trustees of Atlantic Realty Trust included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such proxy statement/prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder and we assert that we are not experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                               Rockwood Realty Associates, L.L.C.

                               By: /s/ John W. MacGee
                                  --------------------------------
                                  Name: John W. MacGee
                                        -------------------------
                                  Title: Chairman & CEO
                                        -------------------------

Dated: January 27, 2006